Capitol Plaza Holiday Inn                            H.E.R.E. Local 49
300 J Street                                         1804 Tribute Road, Suite A
Sacramento, CA 95814                                 Sacramento
446-0100                                             564-4949 or 1-800-HOTEL-49
                                                     Medical & Dental: 921-3388
                                                      or 1-800-562-9383

                        June 1, 2001 through May 31, 2006


Section  1.   Recognition
Section  2.   Union Representative's Activities/Shop Stewards
Section  3.   Types of Employees
Section  4.   Reporting Pay
Section  5.   Schedules, Work Week, and Overtime
Section  6.   Discrimination and Equal Pay
Section  7.   Meals and Rest Periods
Section  8.   Vacations
Section  9.   Holidays and Well Days
Section 10.   Funeral & Jury Duty Leave
Section 11.   Medical and Dental Plans
Section 12.   Pension
Section 13.   Contributions and Collections
Section 14.   Superior Workers and Premium Pay
Section 15.   Combination Jobs
Section 16.   Disciplinary Actions
Section 17.   No Strike and No Lockout
Section 18.   House Cards and Union Buttons
Section 19.   Hiring Practices
Section 20.   Employer's Operation
Section 21.   Grievance Procedures
Section 22.   Arbitration
Section 23.   Dues and Fees Check-off
Section 24.   Worker's Compensation
Section 25.   Management Rights Reserved
Section 26.   Seniority
Section 27.   Terms, Terminations, and Amendments
Section 28.   Craft Rules and Working Conditions
Section 29.   Leaves of Absence
Section 30.   Change of Status/Immigration
Section 31.   Wages
Section 32.   Signatures

ADDENDUM     A.   Gift Shop
             B.   Tip Reporting Procedure Manual
             C.   Authorization Card

                COLLECTIVE BARGAINING AGREEMENT 6-1-01 to 5-31-06


          THIS AGREEMENT, hereinafter called the contract, entered into this day of May, 2001, at Sacramento, California, by and between the Hotel Employees and Restaurant Employees Union Local 49, AFL-CIO, hereinafter known as the Union, and Holiday Inn - Capitol Plaza Sacramento, hereinafter designated as Employer.

          In the event any portion of this contract is invalidated by the passage of legislation or by the rendition of a decision by a court of last resort, such invalidation shall apply only to those portions thus invalidated; and the remaining portions of this contract shall remain in full force and effect. If this occurs both parties shall meet within fifteen (15) calendar days for the purpose of renegotiating different provisions relative to the subject matter invalidated.

Section  1.    RECOGNITION:
          The Union shall be recognized as the sole bargaining agent for the purpose of collective bargaining for all employees coming under the jurisdiction of the Union, except employees excluded under any applicable Federal law.

Section  2.    UNION REPRESENTATIVE'S ACTIVITIES/SHOP STEWARDS:
          (a) Properly authorized representatives of the Union shall be permitted to investigate the standing of all employees and to investigate conditions to see that the contract is being enforced, provided that no interview shall be held during the rush hours, or unreasonably interrupt the duties of any employee. Authorized Union representatives shall inform the Employer or department head of their presence at the Hotel before interviewing employees.
          (b)  Shop Stewards
               (1) The maximum number of Shop Stewards shall be three (3) Shop Stewards. It is understood that no more than one(1) Shop Steward shall be involved in the handling of any one particular grievance.

If any problem arises with the implementation of a Shop Steward system at the hotel, the parties agree to meet upon request of either party and work out mutually agreeable solutions to the problem.
               (2) The Employer agrees to recognize Shop Stewards. Shop Stewards shall assist in the handling and/or investigation of grievances and may participate in all steps of the grievance procedure.

It is understood that during work time, if an employee requests the presence of a Shop Steward at a meeting where discipline may occur, the Shop Steward shall be allowed to leave his assigned job to attend such meeting. Shop Stewards may discharge their responsibilities at other times during their working hours only if prior approval is obtained from their immediate supervisor and there is no disruption in work. The Employer reserves the right to schedule grievance meetings during non-working hours of the Shop Steward. It is understood that Shop Stewards may cross departmental lines.

Capitol Plaza Holiday Inn              2                       6/1/01 - 5/31/06

               (3) Shop Stewards shall receive training from the Union concerning their duties and responsibilities. In order to recognize Shop Stewards, the Union shall notify the Employer of the names of the trained and certified Shop Stewards.
               (4) The Union may appoint or elect Shop Stewards. The election may be held on Employer's premises. It is understood that balloting will be conducted on the employee's own time and shall not cause disruption of the Hotel operations.

Section 3.     TYPES OF EMPLOYEES:
          (a)  Full-time Employee: Any combination of shifts totaling thirty
(30) hours or more in a five (5) day period (work week).
          (b) Steady Part-time Employee: Any combination of shifts totaling less than thirty (30) hours in a five (5) day period (work week).
          (c) Tipped Employee: Food and beverage servers, bus persons, bellpersons, bartenders, and valet parking attendants.
          (d) Non-tipped Employee: All others not mentioned in Sub-Section (c) above.

Section  4.    REPORTING PAY:
          (a) When an Employer or his representative orders an employee to report for work or fails to notify an employee not to report for work for any reason and said employee is not allowed to work, the Employer shall pay the employee for one-half (1/2) of the shift called for but not less than four (4) hours minimum. This shall not apply to an employee under the influence of liquor or drugs. Employees scheduled to attend mandatory training/educational sessions shall be compensated at a two (2) hour minimum pay, or actual time spent, whichever is greater.
         (b) Employees who are to be terminated must be notified at the end of their shift. If this is not done and they report for work the next regular work day and are not placed at work, they shall receive one-half (1/2) of their scheduled shift or four (4) hours minimum pay for so reporting.

Section  5.    SCHEDULES, WORK WEEK, AND OVERTIME:
          (a) The Employer shall post in a conspicuous place in each department, a work schedule specifying names and classifications, days off and starting and finishing time, which must be corrected weekly, if need be. The weekly schedule should be posted by 12:00 noon on Thursday, to be effective 4:00 a.m. on Saturday.
          (b) Except for Housekeeping Department Employees, regularly scheduled employees shall have a fixed starting time, which time shall not be changed by the Employer without giving a thirty-six (36) hour notice to the affected employee, except in case of emergency and by mutual consent.
         It is further understood that:
               1. All employee requests for a variance in a posted schedule will be at the sole discretion of management.

               2. All employee requests for a variance in scheduling must be submitted before the schedule is posted and must be in writing. Scheduling variance requests will not be considered granted unless signed as approved by the Department Head. The employee shall be responsible for keeping this written approval in case of a dispute. Requests must be answered within seventy-two (72) hours of the request.
               3. Seniority shall determine who has preference for a schedule variance request if a conflict between employees arises before the schedule is posted.
               4. After posting of the work schedule, schedule variance requests, if granted at all, will be to the first person to request the variance in writing.

          (c)  The scheduling procedures for the Housekeeping Department are:
               1.   After your scheduled day off you must call in to check your schedule (6:30 am- 4pm the day before you are due back).
               2.   On-call personnel must phone in each day that you are placed on call between the hours of 6:30 am and 7:30 am. (The day of on-call status.)
               3. Housekeeping personnel must not report to work without checking their schedule prior to coming in.
               4. Employees switching days off must get 5 days prior written approval.
               5. Request for days off must be given 5 days in advance. You must receive prior approval from the Housekeeping Manager.
               6. Requests must be answered within seventy-two (72) hours of the request.

          (d) The work week shall be from Saturday morning at 4:00 a.m. through Saturday morning at 3:59 a.m. Five days of work within this work week shall constitute a week's work.
          (e) Seven and one-half (7 1/2) hours within eight (8) shall constitute an eight (8) hour shift and a day's work, except for bartenders, security, night auditors and graveyard housekeeping personnel. All of these employees shall be paid for all eight (8) hours of their eight (8) hour shift (includes their thirty (30) minute meal break).
          (f) Any work performed in excess of an eight (8) hour shift, or a forty hour week, shall be compensated at time and one-half (1 1/2) of the regular rate of pay for each major portion of each quarter (1/4) hour worked. Any work performed on the sixth (6th) or seventh (7th) day of any seven (7) consecutive days shall be at time and one-half (1 1/2) of the regular rate of pay.
          (g) Any work performed on the eighth (8th) consecutive day, or thereafter (consecutive days), for the convenience of the Employer, shall be paid at double that employee's straight hourly rate. This includes all State time and one-half provisions applicable. However, if the eighth (8th) consecutive day and thereafter consecutive days worked are at the request of the employee to facilitate his taking off extra days in a row, in exchange, then he shall be paid at straight time.
          (h) A ten (10) hour, four (4) day, work week may be implemented by mutual agreement of the Union and the Employer, in a given classification.

     (i) Except for Banquet Department employees, no employee shall be allowed to work more than one (1) shift in any one (1) calendar day. This shall not prohibit the performance of overtime work consecutive with the shift completed.
     (j) Except for Banquet Department employees, eight (8) hours must elapse between any two (2) regular scheduled shifts. Should a period of eight (8) hours not elapse between the end of any one (1) regular scheduled shift and the beginning of the next regular scheduled shift, then overtime wages of one and one-half (1 1/2) of the regular rate of pay shall prevail. This shall not apply in case of emergency and with the mutual consent of both parties. This shall not apply to split shifts as defined under Section 5.
     (k) Except as provided for in Section 4 (a), the minimum shift for all classifications will be for four (4) hours, except the Banquet Department which has a three (3) hour minimum shift.
     (l) Split Shifts: Six (6) to eight (8) hours work within a spread of twelve (12) consecutive hours with only one (1) split shall constitute a split shift. Split shifts will be paid one (1) hour at the current minimum wage in addition to wages earned, in accordance with current I.W.C. regulations.

Section 6. DISCRIMINATION AND EQUAL PAY:
     (a) There shall be no discrimination against any employee in accordance with all applicable State and Federal laws.
     (b) The Union and the Employer agree the Employer shall be permitted to take all actions necessary to comply with the Americans With Disabilities Act. However, the Employer agrees that any accommodation made for an employee which conflicts with any term or provision of this contract shall first be discussed with the Union prior to its implementation. In any event, the only issue under this provision that may be subject to the grievance procedure is pursuant to the security provisions of this Contract.
     (c) Note: Wherever a masculine pronoun occurs in this document, it shall be understood to include the feminine pronoun.

Section 7. MEALS AND REST PERIODS:
     (a) All meals furnished under this contract will be above and beyond the wage scales set forth in this contract and at no cost to the employee, except for any applicable State or Federal tax liability.
     (b)   Any employee working four (4) hours or more per day shall receive one
(1) hot or one (1) cold meal of comparable quality to that served to the customer, excluding gourmet items.
     (c) Any employee working a shift of six (6) hours or more shall be given an opportunity to eat a meal within not less than two (2) or more than five (5) hours from the commencement of the shift. In no case will an employee be allowed to work more than five (5) hours without a meal break, except for shorter shifts.
     (d) In the event that employees are not permitted to eat in the dining room, they shall be provided with clean and sanitary facilities and be responsible for removing their own dishes, silverware, glassware, etc., to a proper station.
     (e) All employees shall be entitled to a ten (10) minute rest period for every four (4) hours worked or major portion thereof.

Section 8. VACATIONS:
     (a) Vacations with pay are hereby established for all employees. The period of service for the purpose of earning a vacation shall begin with the date of employment with this Employer and be calculated as follows:

           After twelve (12) consecutive months he shall be entitled to one
             (1) week's vacation with pay.
           After twenty-four (24) consecutive months he shall be entitled to two (2) weeks vacation with pay.
           After eight (8) consecutive years and thereafter, he shall be entitled to three (3) weeks vacation with pay.
           After fifteen (15) consecutive years and thereafter, he shall be entitled to four (4) weeks vacation with pay.
     Vacations shall not be cumulative: i.e., they may not be accumulated from one twelve (12) month period (commencing with the anniversary date) to the next. Pay for unused vacation time shall be paid out on the employee's anniversary.

     (b) Vacation pay shall be computed by the formula which follows. The earnings upon which the computation is made shall be the total sum earned during this period with the exception of banquet service charges, employee's declared tips, and meals.

                            Vacation Pay Computation

     1st year - 2% of wages earned.
     2nd through 7th year - 4% of wages earned.
     8th through 14th year - 6% of wages earned.
     15th completed year and thereafter - 8% of wages earned.

     (c) For the purpose of pro-rating vacations for all employees, who quit or are terminated and who have served more than six (6) months shall on termination of employment be compensated in lieu of vacation as follows:

                          Vacation Pay Upon Termination

     6 months and up to 12 months - 2% of wages earned.
     13 months through 7th year - 4% of wages earned.
     8th year through 14th year - 6% of wages earned.
     15th completed year and thereafter - 8% of wages earned.

     (d) During each November, sign up sheets will be posted for vacation selection. During that month, employees will have the option of choosing a vacation period in the following calendar year. If two (2) or more employees request the same time period for vacation, and all cannot be granted that period, hotel seniority shall determine who will get that time period. If at the end of November, an employee fails to schedule a vacation time period, the Employer shall have the right to schedule that employee for vacation time off. Unless there is a serious verifiable emergency, any employee who has been given or selected a given vacation period may not request a change in said vacation period unless at least fourteen (14) calendar days advance written notice is given. In all cases granting of variances is at the sole discretion of the Employer. Black-out periods, where no vacation will be granted, are at the sole discretion of the Employer. However, if business allows, the Employer has the option of releasing any of that time for vacations.

          (e) Employees shall be entitled to one (1) additional week without pay to follow consecutively after their paid vacation. The employee must request this additional time off at the same time as they request their vacation pay; 45 calendar days in advance of the start of their vacation.
          (f) The employee will be paid their vacation pay within thirty (30) calendar days prior to the start of their vacation by means of the regular payroll period. However, employees must fill out a vacation pay request forty-five (45) calendar days prior to the start of their vacation for this to be guaranteed. If after so doing this, the Employer fails to have the vacation pay included in the regular pay period check, a separate check will be issued for that vacation pay prior to the start of the vacation.
          (g) The Employer will pay Medical, Dental and Pension payments for paid vacation time on the same hours as if the employee actually worked. This will not apply to terminated employees.

Section  9.    HOLIDAYS AND WELL DAYS:
         (a)   The following days shall be observed as holidays:

                    New Year's Day (January 1)
                    President's Day (3rd Monday in February)
                    Memorial Day (last Monday in May)
                    Independence Day (July 4th)
                    Labor Day (1st Monday in September)
                    Thanksgiving Day (4th Thursday in November)
                    Christmas Day (December 25th)

Any work performed on such days shall be paid for at time and one-half (1 1/2) the regular rate of pay. If an employee does not work on a holiday, said employee is not entitled to holiday pay.
          (b) Any employee working on a holiday which is also their sixth (6th) or seventh (7th) consecutive day of work will be compensated at two (2) times the regular rate of pay.
          (c) After one (1) year of continuous employment (including approved medical leave of absence and vacation time) any employee who has also qualified for medical, dental, and pension benefits will be entitled to paid well days in accordance with the following schedule:

                                    Employment        # of Days
                                    ----------        ---------
                                    1 Year                1
                                    2 Years               2
                                    3 Years               5
                                    4 Years               6
                                    5 Years or more       7



Effective 6/1/03:
----------------

                                    Employment        # of Days
                                    ----------        ---------
                                    1 Year                3
                                    2 Years               4
                                    3 Years               5
                                    4 Years               6
                                    5 Years               7

          (d) Well days may be used to cover a day off for illness or injury, and the Employer cannot demand a doctor's report unless that day is a holiday, or immediately prior to or after a holiday, the vacation period, or regularly scheduled days off. Other than this type of medical emergency, one week's notice must be given to the Employer to schedule a well day off. The Employer has the option to waive this advance notice. Well days may be taken off consecutively where applicable. Unused well days may accumulate to a maximum of eighteen (18) days. If currently over eighteen (18) days, the Hotel will pay off excess days.

Section 10.    FUNERAL & JURY DUTY LEAVE:
          (a) In the event of a death in the immediate family of an employee who has one (1) or more years of employment with this Employer, that employee shall be granted a leave of absence with pay not to exceed three (3) days. This provision does not apply if the funeral occurs during the employee's vacation, leave of absence, days off, lay off or sick leave. A day's pay shall be based upon an employee's normal work schedule.
          (b) The immediate family shall mean only a (step) father, (step) mother, (step) brother, (step) sister, spouse, (step) child, (step) mother-in-law, (step) father-in-law, or (step) grandparent.
          (c) Funeral leave applies only when the employee must make arrangements for the funeral and/or to attend the funeral. It is not applicable for other purposes, such as settling the estate, etc.
          (d) The Employer may demand verification of the death and the relationship. The employee must notify his immediate shift supervisor as soon as possible of the death and his necessary absence from work.
          (e) Funeral leave hours shall count toward Medical, Dental and Pension benefits calculations.
          (f) Employees serving on jury duty shall retain their seniority, and the Employer will continue to make contributions for them to continue their Medical, Dental and Pension benefits on the same basis as their scheduled hours before that jury duty. In no event shall the Employer continue Medical, Dental and Pension benefits for more than thirty (30) calendar days per calendar year.

Section 11.    MEDICAL AND DENTAL PLANS:
          (a) The Sacramento Independent Hotel, Restaurant and Tavern Employees Welfare Plan is hereby established. The details of the Trust Fund and the Declaration of Trust dated the lst day of April 1954 and the 1st day of August 1954, as executed by the parties hereto is hereby made a part of this contract. The Fund shall be administered by the Employers and the Union through a Board of Trustees. (The Union recognizes the Sacramento HERE Employers' Association as the representative body to appoint and/or remove Management Trustees on said Board, provided said Association is legally constituted and approved by Employers representing a majority of employees who are participants in the Fund.)
          (b) Eligibility Requirements: In all cases, for an employee to be eligible for coverage he must work a minimum number of hours per calendar month commencing with the calendar month immediately following the calendar month of the date of hire as follows:

          All Employees...... 60 hours or more per calendar month.

For all purposes under this contract, the above are known as the "minimum required number of hours per calendar month." They must be worked for a single contributing Employer under this contract.
          (c) Contributions: For each eligible employee the Employer shall contribute during the term of this contract the following sums per calendar month, based upon the hours worked, or paid for, the previous calendar month.

1.        MEDICAL - Low Plan (Low Indemnity):
               1-1-02   $ 96.00    This rate is for all new hires, for their
               1-1-03   $100.00    first twelve (12) calendar months of
               1-1-04   $110.00    employment.
               1-1-05   $120.00
               1-1-06   $130.00

2. During the term of this contract, PacifiCare HMO, or another equal value HMO will be offered as an alternative plan. Any employee may choose either the Kaiser or this alternative Plan by completing the necessary paperwork within 30 days of hire or during the annual open enrollment. Those employees must then co-pay the difference between the PacifiCare premium, or its alternative, and the Employer's contribution each month through payroll deduction.

3.   MEDICAL - High Plan (Kaiser or High Indemnity):
               1-1-02   $149.00    This rate is for all employees who have
               1-1-03   $159.00    completed twelve (12) calendar months of
               1-1-04   $174.00    employment.
               1-1-05   $189.00
               1-1-06   $204.00

4.   DENTAL:       1/1/02      1/1/03      1/1/04     1/1/05      1/1/06
                   ------      ------      ------     ------      ------
                   $16.00      $17.00      $19.00     $21.00      $23.00

It is the desire and intent of the contracting parties to seek to preserve a sound financial reserve in the Trust Fund to adequately meet the needs of the participants of the Fund. Should depletions of the reserves occur in excess of what can be recovered, then the Trustees will modify benefits temporarily until such time as financially corrective measures can be taken.

          (d) Contributions to the Fund for work performed shall be paid not later than the tenth (10th) day of the month following that in which such work is performed. Contributions to be made to the Administrator of the Fund on forms furnished to the Employer by the Fund showing name of the employee, social security account number of new employees, number of hours worked, the amount of contributions due, and such other information as required by the Trustees.

          (e) It is hereby agreed that the Employer shall permit an audit of payroll and other pertinent records by an authorized representative of the Medical Trust Fund to verify that the required contributions have been made to the Fund, in accordance with the Trust Fund Agreements.

          (f) The Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Welfare Plan shall not be obligated to, and are not authorized to accept any contributions from an Employer under this Section of the contract unless the said Employer is currently a party to or bound by a current contract with the Hotel Employees and Restaurant Employees Union Local 49.

          (g) The Employer agrees to pay up to two (2) months contributions per calendar year for Medical and Dental benefits for any qualified employee who is off work because of medical reasons. A qualified employee shall be deemed an employee who has been qualified under this section for twelve (12) months continuous service for this Employer.

          (h) The schedule of benefits to be provided for each eligible employee and each covered dependent shall be determined by the Board of Trustees of said Fund.

          (i) The Employer agrees to participate in an employee co-payment program for dependent coverage. The co-payment schedule is set by the Trust Fund, and the benefits provided shall be determined by the Trust Fund. The co-payments must be transmitted to the Trust Fund concurrent with the payments for the employee's coverage in order to maintain coverage. All of the conditions and penalties apply to co-payment coverage that apply to employee coverage as stated in this Section and the Contributions and Collections Section, as well as the decision of the Trustees of that Trust Fund.

          (j) There will be an open enrollment period during the month of October. Employees shall pay by payroll deduction, and the Employer shall remit to the Fund each month its monthly contributions, the difference between the amount of monthly contributions paid by the Employer, as shown above, and the actual costs of providing the benefits of the Plans, as determined by the Trustees. For this purpose, the Employer shall provide for automatic and continuing payroll deduction. All employees participating in the Plan shall by this Contract be deemed to have granted the Employer authorization to withhold from their wages the amounts necessary to maintain coverage.
     These deductions will continue for one (1) full year for those originally eligible. The deductions will be made only in months that the employee has 60 hours of work or pay and for which the Employer makes a contribution to the Welfare Fund. In case of marriage, births, adoptions, etc., new dependents may be added within 30 days.
     New employees will begin to have the dependent contributions deducted, if they chose such coverage, in the last month of Employer contributions which will make the family eligible for benefits in the succeeding month.
     Those employees who do not sign up their dependents when originally eligible will have to provide evidence of insurability, at their own expense, if they wish to enroll the dependent(s) at a subsequent annual open enrollment period.
     The Employer will supply to the Trust Fund Administrative office a copy of each payroll deduction form signed by an employee.

Section 12. PENSION:
     (a) Sacramento Independent Hotel, Restaurant and Tavern Employees Pension Plan is hereby established. The parties to this Contract shall enter into a Trust Agreement complying with the provisions of Section 302(c), of the Labor Management Relations Act, 1947, as amended, under which the Pension Plan shall be administered and under which a Board of Trustees upon which Union and Employer have equal representation shall be created. The Union recognizes the Sacramento HERE Employer's Association as the representative body to appoint and/or remove Management Trustees on said Board, provided said Association is legally constituted and approved by Employer's representing a majority of employees who are participants in the "Fund."

     (b) Eligibility Requirements: In all cases, for an employee to be eligible for coverage he must work a minimum number of hours per calendar month commencing with the calendar month immediately following the calendar month of the date of hire as follows:

     All Employees ......... 60 hours or more per calendar month.

For all purposes under this contract, the above is known as the "minimum required number of hours per calendar month." They must be worked for a single contributing Employer under this contract.

     (c) Contributions: For each eligible employee the Employer shall contribute during the term of this contract the following sums per calendar month:

PENSION:                              1-1-02     1-1-03     1-1-04     1-1-05     1-1-06
                                      ------     ------     ------     ------     ------
All Employees, 60 hours or more ..... $36.00.... $39.00.... $43.00.... $47.00.... $51.00

     (d) Contributions to the Fund for work performed shall be paid not later than the tenth (10th) day of the month following that in which such work is performed. Contributions to be made to the Administrator of the Fund on forms furnished to the Employer by the Fund showing name of the employee, social security account number of new employees, date of birth, number of hours worked, the amount of contributions due and such other information as required by the Trustees.
     (e) It is hereby agreed that the Employer shall permit an audit of payroll and other pertinent records by an authorized representative of the Pension Plan Trust Fund to verify that the required contributions have been made to the Fund, in accordance with the Trust Fund Agreements.
     (f) The Trustees of the Sacramento Independent Hotel, Restaurant and Tavern Employees Pension Plan shall not be obligated to, and are not authorized to accept any contributions from an Employer under this Section of the contract unless the said Employer is currently a party to or bound by a current contract with the Union.
     (g) The schedule of benefits to be provided for each eligible employee shall be determined by the Board of Trustees of said Fund.

Section 13. CONTRIBUTIONS AND COLLECTIONS:

     (a) Failure to pay contributions required under Sections 12 and 13 of this contract when due may result in impairment of or loss of benefits to the employees and result in additional costs in the administration of the Trust Funds. It is impractical and extremely difficult to fix the actual damage resulting from failure to pay the contributions in the manner and at the times provided in Sections 12 and 13. The contributions are due on the tenth (10th) of the month. Consequently, if the Employer fails to make such contributions by the date set forth in the Trust Agreement, the Employer shall pay an additional sum equal to ten percent (10%) of the contributions due and payable in such month, or fifty dollars ($50.00), whichever is greater, as liquidated damage for each such late payment. In addition the Employer shall pay interest in the amount of one and one-half percent (1 1/2%) per month ((eighteen percent (18%) annual interest) on the unpaid balance and any other amounts provided for in the Trust Fund Agreements, resolutions of the Trustees, or applicable law.
     (b) The parties hereto agree to abide by any and all terms of the Welfare Plan and Pension Plan or a successor Trust designated by the Union during the term of this Agreement.

Section 14. SUPERIOR WORKERS AND PREMIUM PAY:
     (a) The scale of wages in this contract are minimum scales and do not prohibit a superior worker from receiving a higher wage scale.
     (b) Employees receiving premium pay above the contract wage scale shall be red circled and shall be given the same increase that the contract rate receives.
     (c) No employee shall as a result of the signing of this contract suffer a reduction in his wages or fringe benefits.
     (d) If the State or Federal Minimum Wage is established at an amount in excess of the wage scales in this contract, then those minimum wages established shall take effect immediately in this contract in lieu of wages herein established.

Section 15. COMBINATION JOBS:
     When an employee occupies a position combining two (2) or more classifications in any day, said employee shall be paid for the time worked in each classification at the contract rate of pay for that classification. This shall not apply to relief for meal periods or rest periods nor to employees for whom combination scales are fixed in this contract.

Section 16. DISCIPLINARY ACTIONS:
     (a) The Employer shall not discipline or terminate any non-probationary employee without just cause. Should the employee desire to contest such discipline or termination, the matter will be processed under the Grievance Procedure Section of this contract. Discipline normally consists of four (4) steps:
            1.   Documented verbal warning
            2.   First written warning.
            3.   Suspension
            4.   Termination
     The actual type of penalty reasonably imposed in any instance depends upon the nature and severity of the offence involved.
      (b)   An employee may not be terminated while:
            1.   On vacation
            2.   On written leave of absence
            3. On medical leave not exceeding four (4) months if employee furnishes the Employer with progress reports from the doctor, and a release before returning to work. However, in Worker's Compensation cases, monthly written progress reports must be submitted by the employee from the doctor or therapist treating the employee.
     (c) Written disciplinary notices (written warnings, suspension and terminations) issued to employees must specify the events or actions for which the notice is issued. Written disciplinary notices shall be issued to employees within five (5) calendar days excluding Saturdays, Sundays, vacations, leaves of absence, and holidays, after the Employer first became aware of the event or action for which the disciplinary notice has been issued. Employees shall be provided with a copy of the notice and a copy shall be mailed to the Union.
     (d) The Union shall have the right to challenge the propriety of any discipline and/or termination pursuant to the requirements of the Grievance Procedures Section of this contract.
     (e) It is understood that except in cases which are considered serious enough for immediate termination discipline shall be progressive and corrective in nature. Warning notices, including suspensions, shall be considered null and void after a period of twelve (12) months.
     (f) Probationary Period. An employee may be terminated or disciplined for any reason during the first ninety (90) calendar days of employment (the probationary period) and such termination or discipline shall not be subject to the grievance or arbitration procedures of this contract.

Section 17. NO STRIKE AND NO LOCKOUT:
     Both the Union and the Employer recognize the service nature of the hotel business and the duty of the Employer to render continued and hospitable service to the public by supplying food, lodging, and other hotel accommodations. Therefore, neither the Union or any of the employees will call, engage in, participate in, or sanction any strike, sympathy strike, slow-down, stoppage of work, picketing, or boycott during the life of this Contract. The Employer shall not engage in a lock out during the life of this Contract.

Section 18. HOUSE CARDS AND UNION BUTTONS:
     (a) This establishment may display the Union House Card, and it shall at all times remain the property of the Union, and may be removed from this establishment for failing to comply with this contract.
     (b) Employees may wear one (1) standard Local 49 Union Button while on duty.

Section 19. HIRING PRACTICES:
     (a) The Employer shall notify the Union of all job openings within the bargaining unit covered by this Contract. The Union may refer qualified applicants for those openings. The Employer shall be the judge of the qualifications of his employees and applicants.
     (b) All present employees who are not members of the Union on the effective date of this Contract shall, as a condition of employment, on or after the thirtieth (30th) calendar day following the effective date of this Contract become and remain members of the Union.
     All new employees hired on or after the effective date of this Contract shall, as a condition of employment, on or after the thirtieth (30th) calendar day following the beginning of such employment, become and remain members in good standing of the Union.
     As a condition of continued employment, all employees must be members of the Union. For purposes of this Section, the terms "members of the Union" and "members in good standing" shall be defined as one who timely tenders any Initiation fee and/or monthly dues as set forth in the Bylaws and Constitution of the Union and in accordance with applicable law.
     (c) Upon written notice from the Union of failure on the part of any individual employee to complete or maintain membership in the Union as above required, the Employer shall within seven (7) calendar days of such notice, terminate such employee. The Union agrees to and will hold the Employer harmless from and will indemnify the Employer from any and all claims, including attorneys' fees and costs, which may be asserted as a result of any such Union request for termination of an employee.
     (d) No employee shall be allowed to enter into any individual contract or agreement with his Employer concerning conditions of employment or wages which are less than the conditions of employment or wages contained herein for hours worked.
     (e) If a salaried supervisorial employee works at the trade he must become or maintain his membership in the Union in good standing; providing, however, this Section shall not be applicable to work at the trade in emergencies, fill-in work during vacation periods, and under other circumstances mutually agreed to by the Employer and the Union.
     (f) When an employee is hired, the Employer will notify the employee of this contract. Within seven (7) calendar days following the date of hire, the Employer shall notify the Union in writing of the name, date of hire, classification, rate of pay, address and social security number.

Section 20. EMPLOYER'S OPERATION:
     (a) All provisions of this contract shall be equally effective under any sub-contract or concession covering work performed in or outside of the establishment of the Employer within the classification of work as set forth in the terms of this contract. (The status of the gift shop is governed by Addendum A of this contract.)
     (b) In the event business conditions necessitate the subcontracting of any one or all services performed in any bargaining unit classification, the Employer agrees to give the Union sixty (60) days notice of its intention to subcontract and will agree to meet and discuss the issue with the Union should there be any adverse impact upon any bargaining unit member. The Employer further agrees to inform the subcontractor of the existence of the contract, and in good faith make their best effort to ensure the subcontractor retains the current employees.
     (c) The Employer is to notify the Union when a new job classification is created so determination of Union status can be established.

Section 21. GRIEVANCE PROCEDURES:

     For purposes of this contract, a grievance shall be defined as a dispute, or difference of opinion, between the Union and the Employer involving the meaning, interpretation, or application of this contract, or the alleged violation of any provision of this contract.
     Both parties having mutually agreed to the benefits of speedy resolutions of grievances, especially disciplinary action for alleged violations of house rules, procedures or terms and conditions of this contract. All such disputes shall be processed in the following time and manner. Time limits at any step in the procedure may be waived by mutual agreement of the parties.
     Step 1. The employee may discuss the matter with his supervisor on an informal basis to settle the matter promptly. The employee may have a Union Shop Steward or Union representative assist him in Step 1. if he so desires.
     Step 2.
     ----
            (a) If the grievance is not resolved at Step 1., the Union Representative shall meet with the Employer, or his authorized representative, for the purpose of attempting to resolve the dispute.
            (b) The employee or the Union Representative must submit all disciplinary grievances in writing to the Employer within ten (10) calendar days after the disputed discipline occurred, or it will be deemed waived by the grieving party, as well as both the Union and the Employer.
            (c) All non-disciplinary grievances must be submitted in writing to the other party within twenty (20) calendar days of first knowledge of said grievance or it will be deemed waived by the parties.
            (d) If a settlement of the grievance is not reached during Step 2., then the Union may file for a Board of Adjustment (Step 3.). In any event, the Union must file for a Board of Adjustment within ten (10) calendar days of the date that the grievance was filed in writing with the Union. Failure to request an Adjustment Board in the prescribed time frame shall disallow any further action on the grievance unless the time period is waived by the Union and the Employer.
     Step 3.
     ----
            The Adjustment Board shall meet within seven (7) calendar days of a request for a hearing. The Adjustment Board shall consist of two (2) representatives from each contracting party. The Adjustment Board shall be empowered to hear and resolve, by simple majority, all grievances properly brought before them. Any decisions of the Adjustment Board shall be final and binding. If the Adjustment Board cannot agree on any matter before it, the grieving party may request arbitration. Said request must be done within seven (7) calendar days of the deadlocked decision of that Adjustment Board, or that grievance shall be deemed waived by both parties.

Section 22.    ARBITRATION:
       (a) If arbitration is resorted to, the decision of the arbitrator shall be final and binding upon both of the parties. The time limits contained herein may be waived by mutual agreement of the parties.
       (b) Within ten (10) calendar days of the request to arbitrate, the parties shall choose an arbitrator from a list of seven (7) arbitrators provided by the Federal Mediation & Conciliation Service.
       (c) Expedited arbitrations shall commence within twenty-eight (28) calendar days of the request for arbitration in all disciplinary grievances.
       (d) All non-disciplinary grievances shall proceed at the earliest possible date, and the arbitrator chosen must be instructed by the parties to render his written decision within thirty (30) calendar days of the arbitration, unless a bench decision has been mutually requested by the parties.
       (e) Arbitration hearings shall be conducted in accordance with the following procedures:

               1. Continuances may be granted by the Arbitrator, but any cost shall be paid by the requesting party.
               2.   There shall be no formal rules of evidence.
               3.   Hearings shall normally be completed within one (1) day.
               4. The Arbitrator shall have sole authority to rule on all motions and to decide the case.
               5. Bench decisions shall be the rule in all disciplinary cases, unless otherwise agreed to beforehand by the parties.
       (f) Each party shall bear their own cost of the arbitration excluding the Arbitrator's fee and his related costs, which shall be equally divided between the parties.
       (g) The Arbitrator shall not have the power to add to, or to modify any of the terms, conditions, sections or subsections of this contract. The arbitrator's decision shall not go beyond what is necessary for the interpretation and application of this contract in the case of the specific grievance at issue.

Section 23.    DUES AND FEES CHECK-OFF:
       (a) The Employer will deduct from their wages and turn over to the duly designated officer of the Union the membership dues, initiation fees, and reinstatement fees of such members of the Union as individually and voluntarily certify in writing on and after the date of this contract that they authorized such deductions. Such written authorizations shall be irrevocable for a period of one (1) year or until the termination or renewal of this contract, whichever occurs sooner, and such written authorizations shall be automatically renewed and shall be irrevocable for successive periods of one (1) year or until the termination or renewal of this contract, whichever occurs sooner, and such written authorizations shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each, or for the period of such succeeding contracts between the Employer and the Union, whichever shall be shorter, unless written notice of revocation is given to the Employer and a copy sent to the Union not more than fifteen (15) calendar days before the expiration of each period of one (1) year, or each succeeding contract between the Employer and the Union, whichever occurs sooner. All dues and fees deducted from an employee's paycheck are then the property of the Union and are being held in trust for the Union until delivered to the Union.
       (b) The form of such written authorization shall be on a form supplied by the Union and approved by the Employer, which form shall be attached hereto and made a part of this contract and marked Addendum "C."
       (c) Deductions for Union membership dues and fees pursuant to this section shall be made from the second (2nd) pay check of the employee after receipt of the authorization and monthly thereafter on the first (1st) payday of each month for such time as the authorization remains in effect.
       (d) The provisions of this Section are intended solely as an accommodation to the Union. It is expressly agreed and clearly understood by the parties that no agency, bailment, or any other relationship is created, intended, or shall be implied between the Employer and the Union, or between the Employer and any employee or group of employees. Further, the Union specifically agrees to hold the Employer harmless from any and all losses, damages, or injury of every nature whatever, including but not limited to the expenditure of all attorneys' fees and all court cost incurred by the Employer by reason of the provisions of this Section.

Section 24.  WORKER'S COMPENSATION:
       (a) The Employer has secured worker's compensation insurance coverage and will make every reasonable effort to see that injured employees receive prompt, adequate medical attention. Any employee sustaining a work related injury must immediately report said injury to his supervisor and if necessary request medical attention from that supervisor. When an employee has an on the job injury that requires off site medical attention he shall be required to take a drug test.
       (b) Prior to hiring or within thirty (30) calendar days of hiring an employee or prior to returning to work from an injury, the Employer may require that the employee take a physical examination at no cost to the employee. The intention here is to avoid having employees on jobs, which might jeopardize their health or the safety and health of others. Should the medical examination disclose such conditions, the Employer will make every effort to assign the employee to work within his capability. When such other work is not available, the employee may be removed from the payroll and the case taken up with a representative of the Union.
       (c)   All employees will observe all safety rules set up by the Employer.
       (d) The Employer agrees to add two (2) bargaining unit employees to the Health & Safety Committee.

Section 25. MANAGEMENT RIGHTS RESERVED:
       The Employer shall have the right to determine the extent of its operations and to determine when any operation shall function, or shall be halted, and when services shall be increased and decreased. The authority to hire employees, to direct, retire, promote, transfer, train, layoff, or dismiss any employee for just cause, to maintain discipline, to make reasonable rules, to determine work schedules, and the number of hours an employee may work per day or per week, shall be vested in the Employer, subject to the provisions of this contract.

Section 26.  SENIORITY:
       The Employer and the Union agree that the purpose of seniority is to accord consideration to senior employees in recognition of their length of service to their Employer. Seniority is further intended to provide maximum work opportunity to senior employees.
       (a)   Definition:
             ----------
             1. Hotel seniority is an employee's length of continuous service in years, months and days from his most recent date of hire into the bargaining unit.
             2. Classification seniority is an employee's length of continuous service in years, months and days from his most recent date of hire, promotion or transfer into his present classification. If two or more employees are employed within the same classification on the same day, their seniority shall be determined by whoever is born on the earliest day of the year.
       (b)   Layoff and Recall:
             -----------------
             When it is necessary to lay off employees, those with the least amount of seniority in the job classification shall be laid off first. When the workforce is increased within the classification, employees on layoff shall be recalled in order of their job classification seniority. All employees on layoff shall be recalled before the hiring of any new employees.

       (c)   Scheduling:
             ----------
             1. Preference for shifts and days off shall be based on classification seniority.
             2. Preference for vacation schedules shall be based on hotel seniority.
             3. Employees with the greatest classification seniority shall have the preference of work schedules including days off. A work schedule is defined as a series of days of work, starting/quitting times and days off.
       (d)   Probationary Period:
             -------------------
             A newly hired employee shall be considered a probationary period employee until he has completed ninety (90) calendar days of employment. Once the probation period has been completed his seniority shall date back to his date of hire. A probationary employee may be laid off or terminated without recourse to the grievance procedure.
       (e)   Promotions and Transfers:
             ------------------------
             1. In filling job vacancies, which may exist within the bargaining unit, the Hotel subscribes to the philosophy of promotion from within. Among employees who are qualified for said job vacancy, in the judgment of the Employer, house seniority shall be the final determining factor in making such selection.

             In the event of a dispute as to the qualifications of an employee for a promotion, the Union may file a grievance that the Employer has made its determination arbitrarily or capriciously.

             Nothing herein shall preclude the Employer from hiring an applicant from outside the Hotel or bargaining unit once all internal candidates have been considered.

          2. In the event that an employee who, within sixty (60) calendar days of his promotion or transfer, desires to return to his former position or is deemed not qualified to hold the new position, he shall be returned to his former classification without loss of seniority. This provision shall apply to promotions or transfers to positions both inside the bargaining unit and outside the bargaining unit. It is further understood that while an employee is training for an upgraded position, he shall retain all seniority rights in his base classification.
          3.   Employees who have been promoted into a new classification and as a result of that promotion are not able to achieve the same amount of hours as they were previously working pursuant to their seniority, shall retain the right to work in their previous classification to supplement their hours under the following terms and conditions:
               (a) The new classification shall be the primary job and therefore shifts must be satisfied there first, prior to working in the previous classification;
               (b) No overtime will be incurred unless agreed to by the Employer;
               (c) At the time of promotion, on a form to be provided by the Employer, the employee shall choose whether or not he wants additional hours in his previous position in the event he loses hours in his new position due to his promotion.
               (d) Such protections shall be valid for six (6) months beginning the first date of employment in the new position.

     In completing and filling out his weekly schedules with work from the previous classification, the promoted employee shall exercise his seniority in that classification in a manner which minimizes the disruption of the schedules in that classification, i.e., bumping the least senior person in the classification which will allow him to make up hours equivalent to his previous schedule.

     (f)  Termination of Seniority:
          ------------------------
          An employee's seniority shall be terminated by:
          1.   Termination for cause
          2.   Voluntary quit
          3.   Failure to return to work at the end of a leave of absence
          4. Absence from work for three (3) consecutive days without notifying and providing a satisfactory excuse to the Employer.
          5. Failure to report for work after layoff within three (3) calendar days after having been recalled by a notice sent to the employee's last known address by certified mail.
          6. A layoff of three continuous months except where the property has been temporarily closed, in whole or in part, for purposes of remodeling or reconstruction. In such a case, the "closed time" shall not be counted toward the three (3) month period of layoff.

        (g)    Seniority Lists:
               ---------------
        Upon request the Employer shall furnish the Union with a current seniority list every six months. The Employer shall also post an updated seniority list within 10 calendar days of the signing of this contract. Employees shall have ten (10) calendar days from the date of posting to notify the Employer or the Union of any errors in the list.

        (h) It shall be the responsibility of the employee to keep the Employer and the Union informed of his current address and telephone number at all times.

Section 27.     TERMS, TERMINATIONS, AND AMENDMENTS:

         This contract shall be in effect from June 1, 2001, to and including May 31, 2006, and shall remain in full force and effect from year to year thereafter unless either party shall serve written notice upon the other of a desire to amend said contract no later than February 1, 2006, or any subsequent February 1st thereafter.

Section 28.     CRAFT RULES, REGULATIONS, AND WORKING CONDITIONS:

       (a) LINEN, LAUNDRY AND UNIFORM: The Employer shall furnish linen and uniforms and launder same without expense to the employee. The Employer reserves the right to select the style or type of special uniform required in his establishment. Any special uniform that is considered wash and wear will be laundered by the employee at no expense to the Employer. The ordinary black or white food servers garment, which may be worn in other establishments, shall not be considered as a special uniform.

       (b)      BREAKAGE, CASH SHORTAGE, CONTRIBUTIONS AND DEDUCTIONS:
       No employee shall be required to contribute to a captain, head food server, or anyone in charge.
       Unavoidable or accidental breakage or spillage of merchandise or equipment shall not be charged against an employee.
       No Employer shall make any deductions from the wage or require any refund from an employee for any cash shortage, breakage, or loss of equipment unless it can be proved that the shortage, breakage, or loss is caused by a dishonest or willful act, or by the gross negligence of the employee.
       No employee shall be held responsible for walkouts or when guests refuse to pay checks. No employee shall be held to pay the house any part of an undercharge.

       Cash Shortages: No employee shall be held liable for any cash shortages if more than one (1) employee has access to the employee's cash drawer. In the event of an excessive cash shortage, the employee must notify the Employer or his authorized representative for verification, or will be subject to discipline.

         (c)      CLEANING:
                  1. No food or beverage server shall be required to wash glasses, silverware, creamers, tea or coffee pots, or other utensils as part of their regular duties. This Section will not be applied to bartenders.

                  2. Food and beverage servers shall not be required or permitted to do any work designated as "porter" work, including sweeping, scrubbing floors or walls, defrosting or cleaning the inside of ice cream cabinets or refrigerators and similar work; except the cleaning of back bars and counter may be required as part of food server's work.
               3. It is the responsibility of all employees to clean up spills whether or not they caused the spill. This provision shall not result in amending existing job descriptions.

          (d)  PAYMENT OF GRATUITIES:
               1. Credit cards and guest room charges on which a gratuity is specified for any employee shall pay the same to said employee upon the completion of the shift. The employee will sign for all charge tips received. All charge tips will be subject to the appropriate State and Federal taxes. An Employer may require a refund of any gratuities made on a credit card which the employee has received and for which payment is later disallowed or refused.
               2. All banquet and catering gratuities and service charges will be distributed in the following manner:
                    a. Eighty percent (80%) of the customary 15% gratuity and/or service charge shall be distributed to the bargaining unit employees working the affair; and
                    b. Twenty percent (20%) may be distributed to the banquet manager, catering manager and others.
                    c. Where more than the customary 15% gratuity and/or service charge is charged for the affair, the distribution of the excess portion shall be at the discretion of the Employer.

The Employer shall be responsible for and guarantee the distribution of said gratuities or service charges and all banquet and catering gratuities received in accordance with this rule. Said service charge or gratuity will be in addition to the wages set forth in this contract.

               3. Representatives of the Union shall have the right to inspect all records in connection with any gratuities or service charges and disposition of same on behalf of employees working a particular function on request.

          (e)  BANQUET RULES:
               1. All banquets served on Sunday after 11:00 a.m. shall receive the dinner scale.
               2.   All banquet shifts will be for a three (3) hour minimum.
               3. All extra banquet workers will be called through the Union dispatcher except house steady employees.
               4.   All banquet gratuities and/or service charges are to be paid on the next payroll after the party has been paid for.
               5.   All extra banquet employees will be paid on the next regular payroll of the Employer.

          (f)  GUEST ROOM ATTENDANTS AND HOUSE PERSON'S DUTIES:
               1. A guest room attendant will be required to change all linen daily, clean the bath, vacuum, dust, clean the windows and fixtures, replace light bulbs in lamps and anything else that is required to maintain the everyday cleanliness of a room.
               2. A house person shall assist the guest room attendant by picking up trash and soiled linen from the attendant's cart, stock and maintain the linen closets, move furniture, vacuum and maintain halls or sidewalks, shampoo rugs and repair or replace items in a room, i.e., lamp shades, drapes, overhead light bulbs, stopped up drains, etc.
               3. A guest room attendant shall not be required to do more than fifteen (15) rooms in one (1) seven and one-half (7 1/2) hour shift. For every fifteen (15) rooms rented, the employer will provide one (1) hour of House Person's assistance to the Guest Room Attendant. Suites count for two
                    (2) rooms. Any additional rooms in excess of fifteen (15) shall be paid extra at the rate of two (2) dollars per room, in addition to overtime, if applicable. If any dispute arises on the subject, the Employer agrees to discuss the matter with the Union in an effort to effect an amiable disposition of the complaint.
               4. If a room contains two (2) or more rollaway beds, one (1) room will be reduced. Rollaway beds will be paid extra at the rate of one dollar ($1.00) per bed.
          (g)  MAINTENANCE EMPLOYEES:

Maintenance Worker I (Assistant Chief)
-------------------------------------
          In addition to performing all duties described under the other classifications of this department, the Maintenance Worker I may, under the supervision of the Chief of Maintenance, supervise a crew, assign them to their duties, devise shift schedules, be responsible for a preventative maintenance program and a M.S.D.S. program. The Maintenance Worker I must also possess a Class 2 - EPA certification.
          He may, subject to advance approval, order and purchase parts and supplies, call in contractors when necessary and keep management advised of his department's activities. He also coordinates maintenance work with other departments.

Maintenance Worker II:
---------------------
          Generally, under the direction of either Chief Engineer or the Maintenance Worker I, the Maintenance Worker II performs the duties itemized below, but is not limited to those duties. This outline is only a summary of the job responsibilities and is not considered a restrictive job description.
           [X] Electrical: Repairs, replaces and maintains motors, controls, switches, and relay wiring. Changes ceiling light bulbs. Locates problems and diagnoses malfunction.
           [X] Refrigeration/Air Conditioning: Repairs, replaces and recharges refrigeration/air condition systems, cleans oils, flushes liquid condensers, adjusts temperature and pressure controls, replaces and cleans filters, replaces certain components as may be required - usually short of major overhaul.
     [X] Plumbing: Repairs, replaces and maintains all plumbing fixtures including faucets, flushometers, drains, toilets, sinks, showers, minor pipe failures, evaporative coolers, sprinklers, valves and pumps.
     [X] Carpentry: Builds shelves, racks, partitions, platform, including remodeling. Constructs various items as required by Employer.
     [X]  Locks: Changes and repairs locks, make keys, install new locks.
     [X] Roofing: Locates leaks or damage and repairs. Maintains all roofing mounted equipment.
     [X] Floors: Repairs and replaces tiles, linoleum and/or carpet. Repairs or resurfaces floors.
     [X] Walls: Patch and plaster, paint or vinyl, or otherwise repair walls and partitions including wall tile. Mount such items as mirrors, pictures, lamps, headboards and shelves.
     [X] Heating: Maintains boiler components, gas and electrical, water heater, piping, valves and control systems.
     [X]  Furniture: Repairs any and all guest room and public area furnishings.
     [X] Emergency Life Safety Systems: Bi-monthly testing and preventative maintenance, including repairs of fire sprinkler pumps and emergency lighting generator. Tests and replaces emergency lighting batteries.

Maintenance Worker III (Helper/Utility Worker)
----------------------------------------------
     Under the supervision of either the Chief Engineer or the Maintenance Worker I or II, the Utility worker performs the duties itemized below, but is not limited to those duties. This outline is only a summary of the job responsibilities and is not considered a restrictive job description.
     Electrical: Repairs, replaces switches, lamp cords and sockets, light fixtures, changes light bulbs.
     Air Conditioning/ Heating: Cleans and replaces filters, cleans coils, adjust temperature controls, replaces faulty room units.
     Plumbing: Repairs, replaces and maintains all plumbing fixtures including flushometers, drains, toilets, sinks, showers, minor pipe failures. Maintains and back flushes swimming pools.
     Carpentry: Assists with building of shelves and racks. Constructs various items as required by the Employer.
     Roofing: Assists with roof leak repairs.
     Floors: Repair or replacement of tiles, linoleum and/or carpet.
     Walls: Patching, plastering, painting or vinyling of walls, including other repairs. Mount such items as mirrors, pictures, headboards and shelves.
     Furniture: Repair of any and all guest room and public area furnishings.

Section 29. Leaves of Absence
     (a) Written leaves of absence of one hundred twenty (120) days or less without pay during any one year shall be granted by the Employer for bonafide illness. Personal leaves of absence must be mutually agreed to by the Employer and employee, and such leaves shall not interrupt the continuity of employment for the purpose of eligibility for vacations. Approval for personal leaves of absence exceeding ninety (90) days and leaves for bonafide illness exceeding one hundred twenty (120) days shall break the continuity of employment for the purpose of eligibility of vacation; however, the employee's anniversary date for vacation purposes shall remain the same, however the associate will not earn or accrue vacation benefits while on leave of absence. All leaves of absence shall be in writing, providing the purpose for the leave, signed by the Employer and employee, with a copy to the Union. The Employer shall not deny a leave of absence for arbitrary reasons. If an employee leaves on a leave of absence without specific written permission from the Employer, it will be considered "job abandonment." If an employee leaves without specific written permission, and the employee believes there are extenuating circumstances, the employee may appeal the question of job abandonment to the general manager. Only the general manager can authorize an exception to the job abandonment rule. Employees may grieve the general manager's failure to authorize an exception only to the extent that it can be proven the general manager acted arbitrarily.
     (b) Written leaves of absence of ninety (90) days or less shall not change the employee's anniversary date for purpose of vacation. Written leaves of absence for bonafide illness of one hundred twenty (120) days or less shall not change the employee's anniversary date for purpose of vacation.
     (c) Any leave of absence may be extended by mutual written agreement of the Employer and the employee with notice given to the Union, but an employee overstaying a leave without an authorized extension (except in the case of emergency beyond his control) shall have his employment terminated.
     (d) Pregnancy: Written leave of absence without pay for pregnancy will be granted in accordance with state and federal law.
     (e) Employer agrees to follow all state and federal laws in granting family medical leave under the Family Medical Leave Act (FMLA).

Section 30. Change of Status/Immigration
Once an employee is hired, they have three (3) business days from the date of employment to present the required documents to the Human Resources department and complete the I-9 form. If he does not have the documents, a receipt must be provided showing that the person has applied for the necessary document(s). The actual documents must be presented to the Human Resources department within ninety (90) days of hire. It is understood that falsification by an employee of work history and/or background can be cause for discipline that may include termination.

No employee employed continuously since November 6, 1986 (or before, or as amended by congress) shall be required to document immigration status.

In the event that an employee, who has completed his probationary period, has a problem specific to his right to work in the United States, or upon notification by the INS that an immigration audit is being initiated, or when the Hotel receives "NO MATCH" letter(s) from Social Security Administration, the employer shall immediately notify the employee and Union in writing. If the document in question is the employee's social security number, the employee will be asked to provide another form of employment eligibility verification as listed on the I-9 form and will be asked to correct the discrepancy with the Social Security Administration. If the employee cannot, within seventy-two (72) hours, provide another form of documentation, the employee will be suspended without pay up to thirty (30) days to secure the necessary documentation. If the issue is resolved within this thirty (30) day period, the employee will be reinstated in the same or similar position, granted work is available, without loss of seniority.

If the employee needs additional time, the employer will rehire the employee into the next available opening in the employee's former classification, as a hire without seniority, upon the employee providing proper work authorization within a maximum of twelve (12) additional months. The employee would be subject to a probationary period in this event.

Section 31.       WAGE SCALES:

WAGE SCALES
Non-tipped                        6/1/01 1/1/02  6/1/02 6/1/03 6/1/04 6/1/05
----------                        ------ ------  ------ ------ ------ ------
Front Desk Clerical
Front Desk Lead.................  $10.45        $10.75  $11.05 $11.35 $11.65
Front Desk in Hire..............    8.10          8.20    8.35   8.50   8.65
Front Desk at 6 mos.............    8.50          8.80    9.10   9.40   9.70
PBX.............................    8.00          8.30    8.60   8.90   9.20

Concierge in Hire...............    8.10          8.20    8.35   8.50   8.65
Concierge at 6 mos..............    8.50          8.80    9.10   9.40   9.70

Reservation in Hire.............    8.10          8.20    8.35   8.50   8.65
Reservation at 6 mos............    8.50          8.80    9.10   9.40   9.70

Lead night Auditor..............   10.60         10.90   11.20  11.50  11.80
Business Center Attendant.......    9.00          9.30    9.60   9.90  10.20
Night Auditor...................   10.00         10.30    10.60 10.90  11.20

Maintenance
-----------
I (Asst. Chief).................   17.00         17.15   17.35  17.55  17.75
II in Hire......................   13.15         13.30   13.50  13.70  13.90
II After 1 year.................   13.60         13.85   14.15  14.45  14.75
III.............................   11.05         11.30   11.60  11.90  12.20

Security
--------
Security Guards.................    8.30          8.50    8.80   9.10   9.40
Night Security..................   10.00         10.20   10.50  10.80  11.10
11 PM to 7 AM
  includes MOD

                             6/1/01   1/1/02   6/1/02   6/1/03   6/1/04   6/1/05
                             ------   ------   ------   ------   ------   ------
Tipped Employees
----------------
Bartenders................ $8.00              $8.15    $8.30    $8.45    $8.60
BQT Bartender
6 hour shift..............  9.45               9.55     9.65     9.75     9.85
3 hour shift..............  9.95              10.05    10.15    10.25    10.35

F&B Server................  6.25     6.75                        6.85     6.95
----------
Busser....................  6.25     6.75                        6.85     6.95
Lead Food Server..........  6.45     6.95                        7.05     7.15
Hostess/Cashier...........  7.40               7.55     7.75     7.95     8.15

Room Service..............  6.25     6.75                        6.85     6.95

Bqt. Captain..............  6.55     7.05                        7.15     7.25
Bqt. Server AM/Busser.....  6.25     6.75                        6.85     6.95
Bqt/ Server PM/Busser.....  6.25     6.75                        6.85     6.95
Bqt. Set-up...............  7.40               7.60     7.85     8.10     8.35

Bell Captain..............  6.35     6.85               6.95     7.05     7.10
Bell Person...............  6.25     6.75               6.85     6.95     7.05
Valet Parking.............  6.25     6.75               6.85     6.95     7.05
Graveyard Valet Parking...  6.55     7.05               7.15     7.45     7.75

Kitchen
--------
Lead Cook................. 10.95              11.25    11.55   11.90     12.25
Line Cook.................  9.75              10.05    10.35   10.70     11.05
Pantry....................  8.25               8.50     8.75    9.00      9.25
Dishwasher/Porter.........  7.55               7.80     8.05    8.30      8.55

Housekeeping
------------
Guest Room Attendant......  7.75               7.95     8.15     8.35     8.55
Room Inspector............  7.85               8.05     8.25     8.45     8.65
Laundry Attendant.........  8.05               8.25     8.45     8.65     8.85
Laundry Attendant GRA.....  8.05               8.25     8.45     8.65     8.85
Commercial Utility........  7.85               8.05     8.25     8.45     8.65
Housekeeping Utility......  7.85               8.05     8.25     8.45     8.65
Graveyard Utility.........  7.85               8.05     8.25     8.45     8.65

Section 31.       SIGNATURES:



         IN WITNESS WHEREOF, the parties hereto have set their hands and seals this day of June 29, 2001.

FOR THE UNION:                        FOR THE EMPLOYER:

Hotel Employees and                   Capitol Plaza Sacramento-
Restaurant Employees                  Holiday Inn
Union Local 49

by: /s/ Joseph A McLaughlin           by: /s/ Robert Niehaus
    --------------------------            -----------------------
    Joseph A. McLaughlin                  Robert Niehaus
    President-Business Manager            Regional Vice President

by: /s/ Rebecca Garcia                by: /s/ Liz Tavernese
    --------------------------            -----------------------
    Rebecca Garcia                        Liz Tavernese
    Secretary-Treasurer                   General Manager

                                  ADDENDUM "A"
                                  ------------

     It is hereby agreed between the Capitol Plaza Holiday Inn and Hotel Employees and Restaurant Employees Union Local 49 that the Gift Shop be suspended from the Collective Bargaining Agreement until such time as the Gift Shop returns under the business operation of the Capitol Plaza Holiday Inn, or there is a change in management from that which is in the contract at the time this contract is signed.

                                  ADDENDUM "B"
                                  ------------

"Tip Reporting" Procedures Manual for John Q. Hammons Hotel  4-11-01

                                  ADDENDUM "C"
                                  ------------

Reference Section 24 (b) - Dues Deduction Authorization Card


FOR THE UNION:                        FOR THE EMPLOYER:

HOTEL EMPLOYEES AND RESTAURANT        CAPITOL PLAZA
EMPLOYEES UNION LOCAL 49              HOLIDAY INN

by: /s/ Joseph A. McLaughlin          by: /s/ Robert Niehaus
    --------------------------            -----------------------
    Joseph A. McLaughlin                  Robert Niehaus
    President-Business Manager            Regional Vice President

by: /s/ Rebecca Garcia                by: /s/ Liz Tavernese
    --------------------------            -----------------------
    Rebecca Garcia                        Liz Tavernese
    Secretary-Treasurer                   General Manager